Exhibit 24.


                                                               [SEAL]


                     POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS THAT "GOLDEN STONE GROUP LIMITED" a corporation organised and operating under the laws of British Virgin Islands and whose registered office is situated at P.O. Box 3321, Road Town, Tortola, British Virgin Islands (the "Company") hereby appoints, constitutes and empowers Mr. George NATHANAIL, resident of No. 5 Asklipiou Street, Athens, Greece, with I.D. No. L 358675 as its true and lawful attorney-in-fact (the "Attorney") for it and in its name, place and stead to do all and any of the following acts and deeds:


(a) to represent the company and purchase on behalf and in the name of the Company Fifty One Million Seven Hundred Eighty Thousand and One Hundred and Seventy Eight shares (51,780,178) Shares from the capital stock of the company under the name "Centrack International, Inc." whose registered office is situated in Merrit Enterprise Inc. 6299, Pine Drive Lanatana, Florida 33462, USA (the "Seller")

(b) to sign the relative Sale and Purchase Agreement at terms and conditions of the absolute discretion of the Attorney and to be agree with the Seller and any other document necessary in order to accomplish the above mandates.

(c) To act for the Company and in its name, place and stead to appear at any meeting of the Shareholders of a Company of which the Company may be a shareholder for whatever purpose such meetings may be held and to vote for the Company and in its name, place and stead at such meetings as a shareholder of such company, casting of the Attorney's vote at such meetings on its behalf to be its sole and absolute discretion, and to act for the Company and to do everything which is or may be within its power and competence a shareholder of such company provided that the delegation of the powers of a shareholder is lawful and valid in accordance with the laws governing such company as aforesaid.

(d) To appear in and defend all actions or legal proceedings now or hereafter to be instituted commenced prosecuted or brought against the Company.

(e) To apply and subscribe for (whether absolutely or conditionally) pay calls on, buy, accept or otherwise acquire stocks, funds ,shares, debentures, debenture stock, securities and investments of every description, however constituted and wherever issued, and whether now existing or hereafter to be created, and any options or rights in respect thereof to enter into underwriting and sub-underwriting; and generally to manage and very investments, including, for the purpose of transfer of any inscribed stock, the right to delegate the power to transfer.



[SEAL]



          Exhibit 24 - Pg. 1


(f) To give, vary and revoke instructions as to the manner in which any moneys payable to or by the Company (whether periodically or otherwise) shall be paid or dealt with and as to the custody, and disposal of any personal property, including securities and documents of title.

(g) To open with any bank or banks a current or other account and if necessary to close the same; to sign draw make or indorse every and other any cheque or cheques or order for the payment of money bill of exchange or note or notes of hand in which the Company may be interested or concerned which shall be requisite, and also in the name of the Company to borrow and lend and draw upon any bank or banks individual or individuals firm company or incorporation for any sum or sums of money which is or are or may be its credit which it is or may be entitled to receive and the same to deposit in any bank or other place and again at pleasure to draw from time to time as the Company could do.

(h) And generally to carry on manage and conduct the Company's business in relation to the above mandate and to act and transact all other things which may be necessary or requisite in the premises for the Company as fully amply and effectually as if it were personally acting and did the same.

(i) To acknowledge in the name and as the act deed of the Company this Power of Attorney or any copy or copies thereof and to record the same in the proper office or offices and generally to do any act deed matter and things whatsoever which may be in anywise requisite or proper for authenticating and giving full effect to this Power of Attorney according to the laws and usuages of any country in the world in which the powers hereby given may required to be used.

(j) To nominate and appoint one or more substitute or substitute attorney or attorneys under him for all the purposes aforesaid and the same at pleasure to revoke.

AND the Company hereby ratifies and confirms and agrees to ratify and confirm whatsoever the said Attorney shall do or purport to do by reason of these presents and further hereby declares and undertakes that this Power of Attorney and shall at all times be conclusively binding upon the Company in favour of third parties who have not received notice of revocation thereof.

IN WITNESS WHEREOF the Director of the Company Mr. David John
BIRD has executed this Power of Attorney for an on behalf of the Company on this 12th day of January, 2001.


Signed, Sealed and delivered by         ]
Mr David John Bird the sole director of ]       /s/ John David Bird
GOLDEN STONE GROUP LIMITED              ]


             Signed and sealed this day in my presence
                     by Mr. David John Bird
                who is/are personally know to me.
             in testimony whereof I have hereto set my
              hand and official seal this 12th day of
                          January, 2001.
[NOTARY SEAL]
                       /s/ Andreas Antoniou

                                                        [COMPANY SEAL]
                          ANDREAS ANTONIOU
                   Certifying Officer Nicosia-Cyprus


          Exhibit 24 - Pg. 2


            This is to certify that the signature appearing above/
              overleaf is the signature of Mr. Andreas Antoniou a Certifying Officer of Nicosia, appointed by the
[SEAL]       council of Ministers of the Republic of Cyprus under
             the Certifying Office Law Cap 39 to certify signature
            and seals, and that the seal opposite the said signature
                 is that of the Certifying Officer of Nicosia.

                                                       /s/ P. Trimindi
                       Nicosia - Cyprus                District Officer
                       Date 17/1/2001                       Nicosia
                                                          P. TRIMINDI


          Exhibit 24 - Pg. 3


                                 APOSTILLE
                  (Convention de La haye du 5 octobre 1961)


1.	  Country  CYPRUS

          This public document

2.   has been signed by _______________P. TRIMINDI_____________________

3.	  acting in the capacity of District Officer.

4.	  bears the seal/stamp of the District Officer.


                                     Certified

5.    at Nicosia                      6. the __________17 JAN 2001_______

7.    by _________M. IASONOS_____________________________________________

8.	   No._____________________1806/01________

9.    Seal/stamp                      10.  Signature



      ___________[SEAL]________       ___________/s/ M. Iasonos___________
                                               Permanent Secretary
                                       Ministry of Justice and Public Order



                                                                       [SEAL]


          Exhibit 24 - Pg. 4